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                                                                      Exhibit 4


                                CA SHORT COMPANY
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE




          [LOGO]                CA SHORT               [LOGO]
                         LIFE HAS ITS AWARDS


                                                     CUSIP 124770 10 8


THIS CERTIFIES THAT                                  IS THE REGISTERED HOLDER OF


FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK $.01 PAR VALUE OF CA SHORT COMPANY TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED AND REGISTERED BY THE TRANSFER AGENT AND REGISTRAR.

DATED:


  /s/  Jeffrey A. Ross                               /s/  Charles R. Davis
--------------------------------                   -----------------------------
Jeffrey A. Ross, Secretary          [LOGO]          Charles R. Davis, President
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                                CA SHORT COMPANY

The Company will furnish to any shareholder, upon request and without charge, a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, and the variations in the relative rights and preferences between (1) the shares of Common and Preferred Stock, (2) any classes of Preferred Stock and (3) any series within classes of Preferred Stock, so far as the same have been fixed and determined and in addition, with respect to the Preferred Stock, in the resolution or resolutions providing for the issue of Preferred Stock adopted from time to time by the board of directors, without the necessity of any action by the shareholders.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM      -as tenants in common                  UNIF GIFT MIN ACT -___________Custodian______________
TEN ENT      -as tenants by the entireties                             (Cust.)              (Minor)
JT TEN       -as joint tenants with right of                         under Uniform Gifts to Minors
              survivorship and not as tenants                        Act______________________________
              in common                                                          (State)


              Additional abbreviations may also be used though not in the above list

FOR VALUE RECEIVED, ______________________HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE:

______________________
|                    |
|____________________|__________________________________________________________

________________________________________________________________________________
       (NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPE WRITTEN)

________________________________________________________________________________

____________ Shares of the Capital Stock represented by the within Certificate and do hereby irrevocably constitute and appoint _____________________________ Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.



Dated ________________



                       --------------------------------------------------------
                       NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.



SIGNATURE GUARANTEE

___________________________________________